IDS LIFE VARIABLE ACCOUNT 10
Registration Number 33-62407/811-07355

                           EXHIBIT INDEX

Exhibit 9:       Opinion of counsel dated January 12, 1996.

Exhibit 10:      Consent of Independent Auditors.

Exhibit 14:      Financial Data Schedule.